Filed Pursuant to Rule 424(b)(5)
Registration No. 333-196755

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 26, 2014)

2,102,484 Ordinary Shares
Series A Warrants to Purchase up to 525,621 Ordinary Shares
525,621 Ordinary Shares Issuable upon Exercise of the Series A Warrants
Series B Warrants to Purchase up to 1,051,242 Ordinary Shares
1,051,242 Ordinary Shares Issuable upon Exercise of the Series B Warrants

            Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to 2,102,484 ordinary shares, par value $0.01 per share (the “Ordinary Shares”) directly to selected investors. The purchasers in this offering will also receive: (i) Series A warrants to purchase an aggregate of 525,621 Ordinary Shares at an exercise price of $7.73 per share (the “Series A Warrants”), and (ii) Series B warrants to purchase an aggregate of 1,051,242 Ordinary Shares at an exercise price of $7.09 per share (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”). The Series A Warrants have a term of three years and are exercisable by the holders at any time after the date of issuance. The Series B Warrants are exercisable by the holders at any time after the date of issuance, and expire six months after the date on which they are first exercisable. A holder of the Warrants also will have the right to exercise its Warrants on a cashless basis if the registration statement or prospectus contained therein is not available for the issuance of the Ordinary Shares issuable upon exercise thereof. In addition, commencing on the 40th day after the date issuance of the Series B Warrants, holders may exercise the Series B Warrants in whole or in part and, in lieu of making cash payment upon such exercise and in lieu of making a cashless exercise, elect to receive upon such exercise the net number of ordinary shares determined according the formula specified in the Series B Warrants; provided, that if the applicable market price of the Ordinary Shares is less than $4.00 (as adjusted for share splits, share distributions, recapitalizations or similar events) and the Company has previously delivered a Net Cash Settlement Notice (as defined in the Series B Warrants) to the holder that has not been withdrawn, then the Company will pay the holder such amount in cash in addition to such number of Ordinary Shares, in each case according to a formula specified in the Series B Warrants.

            For a more detailed description of the Ordinary Shares and Warrants, see the section entitled “Description of Our Securities We Are Offering” beginning on page S-11.

            Our Ordinary Shares trade on the NASDAQ Global Select Market under the symbol “CNIT.” There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any national securities exchange. As of the date of this prospectus supplement, the aggregate market value of our outstanding Ordinary Shares held by non-affiliates was approximately $118.8 million based on 32,263,875 Ordinary Shares, of which 15,678,060 Ordinary Shares are held by affiliates, and a price of $7.16 per share, which was the last reported sale price of our Ordinary Shares on the NASDAQ Global Select Market on May 20, 2015.

            We have retained FT Global Capital, Inc. as exclusive placement agent to use its best efforts to solicit offers from investors to purchase our Ordinary Shares and the Warrants in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. The placement agent is not purchasing or selling any Ordinary Shares or Warrants in this offering. We will pay the placement agent a fee equal to the sum of 5% of the aggregate purchase price paid by investors placed by the placement agent. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 2 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any states securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

			Per Series A		Per Series B
	Per Ordinary		Warrant		Warrant
	Share/Total		Share/ Total for		Share/ Total for
	for Ordinary		Series A		Series B
	Shares		Warrant Shares		Warrant Shares	Total
Public Offering Price	$6.44/$13,540,000		$7.73/$4,063,050		$7.09/$7,453,306	$25,056,356
Placement Agent Fees	$0.32/$677,000	$	--/$--	$	--/$--	$677,000
Proceeds to us (before expenses)	$6.12/$12,863,000		$7.73/$4,063,050		$7.09/$7,453,306	$24,379,356

            We estimate that the total expenses of this offering, excluding the placement agent’s fees, will be approximately $200,000. Because there is no minimum offering amount required in this offering, the actual offering amount, the placement agency fees and net proceeds to us, if any, in this offering may be substantially less than the total offering amounts set forth above. We are not required to sell any specific number or dollar amount of the securities offered in this offering, but the placement agent will use its reasonable efforts to arrange for the sale of all of the securities offered. The closing of the sale of securities will take place on or around May 26, 2015.

FT Global Capital, Inc.

The date of this prospectus supplement is May 21, 2015.

Prospectus

About this Prospectus	1
China Information Technology Inc.	1
Risk Factors	2
Forward-Looking Statements	2
Use of Proceeds	3
Ratio of Earnings to Fixed Charges	4
Description of Ordinary Shares	4
Description of Debt Securities	6
Description of Warrants	15
Description of Units	16
Expenses of Issuance and Distribution	19
Legal Matters	19
Experts	19
Indemnification	19
Where You Can Find Additional Information	20
Incorporation of Certain Information by Reference	20

            You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, Ordinary Shares and Warrants only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

            No action is being taken in any jurisdiction outside the United States to permit a public offering of the Ordinary Shares or Warrants or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

            On June 13, 2014, we filed with the SEC a registration statement on Form F-3 (File No. 333-196755) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on June 26, 2014. Under this shelf registration process, we may, from time to time, sell up to $100 million in the aggregate of ordinary shares, debt securities, warrants and units, of which approximately $86 million will remain available for sale following the offering and as of the date of this prospectus supplement, excluding the ordinary shares issuable upon exercise of the Warrants issued in this offering.

            This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and adds, updates and changes information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process, under which we may sell any combination of the securities described in the accompanying prospectus from time to time.

            This prospectus supplement and the accompanying prospectus include important information about us, our Ordinary Shares and Warrants and other information you should know before investing. We urge you to read carefully this prospectus supplement and the accompanying prospectus in their entirety, together with the information described under the headings “Incorporation of Certain Information by Reference” in this prospectus supplement and “Where You Can Find Additional Information” in the accompanying prospectus.

FORWARD-LOOKING INFORMATION

            In addition to historical information, this annual report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We use words such as “believe,” “expect,” “anticipate,” “project,” “target,” “plan,” “optimistic,” “intend,” “aim,” “will” or similar expressions which are intended to identify forward-looking statements. Such statements include, among others, those concerning market and industry segment growth and demand and acceptance of new and existing products; any projections of sales, earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; and any statements regarding future economic conditions or performance, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, as well as assumptions, which, if they were to ever materialize or prove incorrect, could cause the results of the Company to differ materially from those expressed or implied by such forward-looking statements. Potential risks and uncertainties include, among other things, such factors as:

  the possibility that third parties hold proprietary rights that preclude us from marketing our products;
  the emergence of additional competing technologies;
  changes in domestic and foreign laws, regulations and taxes;
  changes in economic conditions;
  uncertainties related to China’s legal system and economic, political and social events in China;
  a general economic downturn; and
  a downturn in the securities markets.

            Readers are urged to carefully review and consider the various disclosures made by us in the last annual report we filed and our other filings with the Security and Exchange Commission (the “SEC”). These reports attempt to advise interested parties of the risks and factors that may affect our business, financial condition and results of operations and prospects. The forward-looking statements made in this prospectus supplement speak only as of the date hereof and we disclaim any obligation, except as required by law, to provide updates, revisions or amendments to any forward-looking statements to reflect changes in our expectations or future events.

PROSPECTUS SUMMARY

            This summary highlights information about us and the offering contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all the information that may be important to you. You should carefully read the entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference, before making an investment decision, especially the information presented under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 20-F filed on March 31,2015 and our consolidated financial statements which are incorporated by reference. In this prospectus supplement, except as otherwise indicated or as the context otherwise requires, “CNIT,” “the Company,” “we,” “our” and “us” refer to China Information Technology Inc. and its subsidiaries and other consolidated entities.

Company Overview

            We are a leading provider of integrated cloud-based platform, exchange, and big data solutions to the Chinese new media industry. Our Internet ecosystem enables all participants of the new media community to efficiently promote brands, disseminate information, and exchange resources. In addition, we provide a broad portfolio of software, hardware and fully integrated solutions, including Information Technology infrastructure, Internet-enabled display technologies to customers in government, education, healthcare, media, transportation and other private sectors.

            Prior to 2014, we generated a majority of our revenues through selling our products mostly to public service entities to help improve their operational efficiency and service quality. Our representative customers included China Ministry of Public Security, provincial bureaus of public security, fire departments, traffic bureaus, police stations, human resource departments, urban planning boards, civic administrations, land resource administrations, mapping and surveying bureaus, and the Shenzhen General Station of Exit and Entry Frontier Inspection.

            Since 2014, we have diversified our customer base to include the private sector. Our private sector customers include, among others, advertising agencies, auto dealerships, hotels, professional training institutes and beauty spas. Our new corporate mission is to make publicity accessible and affordable for businesses of all size.

            In 2014, we generated revenues from sales of hardware products, software licenses, system integration services, and related maintenance and support services. Starting in 2015, with our introduction of cloud-based software as a service (SaaS) offering, we expect to generate additional recurring monthly revenues from SaaS fees.

Corporate Information

The current legal and commercial name of the Company is China Information Technology, Inc. The Company was incorporated in the BVI under the BVI Act on June 18, 2012. The address of our principal place of business is 21st Floor, Everbright Bank Building, Zhuzilin, Futian District, Shenzhen, Guangdong 518040, People’s Republic of China, and our telephone number is (+86)755-8831-9888. The name and address of our agent for service in the United States is Corporation Service Company, 80 State Street, Albany, NY 12207-2543.

The following chart reflects our organizational structure as of the date of this prospectus supplement.

THE OFFERING

Ordinary Shares Offered by Us	2,102,484 shares

Warrants to Purchase Ordinary Shares

Includes 525,621 Ordinary Shares exercisable at $7.73 per share for three years following the issuance of the shares in this offering in the case of the Series A Warrants and 1,051,242 Ordinary Shares exercisable at $7.09 per share for six months following the issuance of the shares in this offering in the case of the Series B Warrants. This prospectus also relates to the offering of the Ordinary Shares issuable upon exercise of the Warrants. A holder of the Warrants also will have the right to exercise its Warrants on a cashless basis if the registration statement or prospectus contained therein is not available for the issuance of the Ordinary Shares issuable upon exercise thereof. In addition, commencing on the 40th day after the date issuance of the Series B Warrants, holders may exercise the Series B Warrants in whole or in part and, in lieu of making cash payment upon such exercise and in lieu of making a cashless exercise, elect to receive upon such exercise the net number of ordinary shares determined according the formula specified in the Series B Warrants; provided, that if the applicable market price of the Ordinary Shares is less than $4.00 (as adjusted for share splits, share distributions, recapitalizations or similar events) and the Company has previously delivered a Net Cash Settlement Notice (as defined in the Series B Warrants) to the holder that has not been withdrawn, then the Company will pay the holder such amount in cash in addition to such number of Ordinary Shares, in each case according to a formula specified in the Series B Warrants.

Ordinary Shares to be Outstanding Immediately After the Offering (assumes all Ordinary Shares offered in this offering are sold)	34,366,359 shares

Market for the Ordinary Shares and Warrants

Our Ordinary Shares are quoted and traded on the Nasdaq Global Select Market under the symbol “CNIT.” However, there is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange.

Use of Proceeds

We intend to use the net proceeds from this offering for working capital and general corporate purposes; provided, however, that none of such proceeds will be used, directly or indirectly, for (i) the satisfaction of any of our indebtedness, other than payment of trade payables incurred in the ordinary course of business and consistent with prior practices; (ii) the redemption or repurchase of any of our securities; or (iii) the settlement of any outstanding litigation. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk Factors

Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our Ordinary Shares and Warrants, see “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 2 of the accompanying prospectus and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Transfer Agent and Registrar	Island Stock Transfer

The number of Ordinary Shares to be outstanding after this offering is based on 32,263,875 Ordinary Shares outstanding on May 20, 2015.

The number of shares of our Ordinary Shares outstanding immediately before and immediately after this offering excludes:

  619,740 Ordinary Shares reserved for future issuance under our Equity Incentive Plan;

  685,000 Ordinary Shares that the Company has agreed to purchase from its employees at a price of $4.188 per share;

  525,621 Ordinary Shares issuable upon the exercise of Series A Warrants to be issued in this offering, at a per share exercise price of $7.73; and

  1,051,242 Ordinary Shares issuable upon the exercise of Series B Warrants to be issued in this offering, at a per share exercise price of $7.09. The Series B Warrants to be issued in this offering contain cashless exercise provisions that may result in the issuance of a significant number of additional shares at a discount to the market price of these shares. If our share price declines below the offering price between the 40-day and six-month anniversaries of this offering, the number of shares issuable upon exercise of Series B warrants will increase as the trading stock price further decreases. (see “Description of Securities We Are Offering,” herein for more information)

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus supplement and the accompanying prospectus before deciding whether to purchase our securities. In addition, you should carefully consider, among other things, the matters discussed under “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2014 and in other documents that we previously filed or subsequently file with the SEC, all of which are incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations would suffer. In that event, the trading price of our Ordinary Shares could decline, and you may lose all or part of your investment in our securities. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Information.”

RISKS RELATED TO THIS OFFERING

We will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Subject to certain limited exceptions set forth in the offering documents, we have agreed to use the net proceeds from this offering solely for working capital and general corporate purposes; provided, however, that none of such proceeds will be used, directly or indirectly, for (i) the satisfaction of any of our indebtedness, other than payment of trade payables incurred in the ordinary course of business and consistent with prior practices; (ii) the redemption or repurchase of any of our securities; or (iii) the settlement of any outstanding litigation.. We have considerable discretion in the application of the net proceeds of this offering. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our profitability or increase the price of our shares. The net proceeds may also be placed in investments that do not produce income or that lose value. The failure to use such funds by us effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

There is no minimum offering amount required to consummate this offering.

There is no minimum offering amount which must be raised in order for us to consummate this offering. Accordingly, the amount of money raised may not be sufficient for us to meet our business objectives. Moreover, if only a small amount of money is raised, all or substantially all of the offering proceeds may be applied to cover the offering expenses and we will not otherwise benefit from the offering. In addition, because there is no minimum offering amount required, investors will not be entitled to a return of their investment if we are unable to raise sufficient proceeds to meet our business objectives.

You will experience immediate dilution in the book value per Ordinary Share you purchase.

Because the price per Ordinary Share being offered is substantially higher than the book value per Ordinary Share, you will suffer substantial dilution in the net tangible book value of the Ordinary Shares you purchase in this offering. After giving effect to the issuance of 20,000 Ordinary Shares to our officer pursuant to the Company’s equity incentive plan and the sale by us of 2,102,484 Ordinary Shares in this offering, and based on the public offering price of $6.44 per Ordinary Share and the net tangible book value of the Ordinary Shares of $(0.19) per share as of December 31, 2014, without giving effect to the potential exercise of the Warrants being offered by this prospectus supplement, if you purchase Ordinary Shares in this offering, you will suffer immediate and substantial dilution of $6.26 per share in the net tangible book value of the Ordinary Shares.

There is no public market for the Warrants.

There is no established public trading market for the Warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange. Without an active market, the liquidity of the Warrants will be limited.

A large number of shares may be sold in the market following this offering, which may depress the market price of our Ordinary Shares.

All of the Ordinary Shares sold in the offering, including shares issuable upon exercise of the Warrants, will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of our Ordinary Shares may be sold in the public market following this offering. If there are more Ordinary Shares offered for sale than buyers are willing to purchase, then the market price of our Ordinary Shares may decline to a market price at which buyers are willing to purchase the offered Ordinary Shares and sellers remain willing to sell the Ordinary Shares.

There may be future issuance or other dilution of our equity, which may adversely affect the market price of our Ordinary Shares.

Except as described under the heading “Plan of Distribution” below, we are not restricted from issuing additional Ordinary Shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares. The issuance of any additional Ordinary Shares, or securities convertible into, exchangeable for or that represent the right to receive Ordinary Shares or the exercise of such convertible securities, could be substantially dilutive to holders of our Ordinary Shares. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our shareholders bear the risk of our future offerings reducing the market price of our Ordinary Shares and diluting their interests in us.

Certain features of the Series B Warrants may substantially accelerate the issuance of dilutive Ordinary Shares.

The Series B Warrants contain a provision that will allow exercise of these Series B Warrants for a number of shares that increases as the trading market price of our Ordinary Shares decreases. The potential for such dilutive exercise of the Series B Warrants may depress the price of our Ordinary Shares regardless of our business performance, and could encourage short selling by market participants, especially if the trading price of our Ordinary Shares drops below the offering price in the period between 40 days and six months after the offering.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $24.2 million (including approximately $11.5 million if all of the Warrants are exercised), after deducting the placement agent fee and other estimated expenses of this offering payable by us.

We intend to use the net proceeds from this offering for working capital and general corporate purposes; provided, however, that none of such proceeds will be used, directly or indirectly, for (i) the satisfaction of any of our indebtedness, other than payment of trade payables incurred in the ordinary course of business and consistent with prior practices; (ii) the redemption or repurchase of any of our securities; or (iii) the settlement of any outstanding litigation.

We do not currently have any agreements or understandings with third parties to make any material acquisitions of, or investment in, other businesses. Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes.

DILUTION

     Purchasers of our Ordinary Shares offered by this prospectus supplement and the accompanying prospectus will experience an immediate dilution in the net tangible book value of their Ordinary Shares from the offering price of the Ordinary Shares. The net tangible book value of our Ordinary Shares as of December 31, 2014 was approximately $(6.03) million, or $(0.19) per share. Net tangible book value per share of our Ordinary Shares is equal to our net tangible assets (tangible assets less total liabilities) divided by the number of Ordinary Shares issued and outstanding as of December 31, 2014.

     Dilution per share represents the difference between the public offering price per our Ordinary Share and the adjusted net tangible book value per our Ordinary Share after giving effect to this offering. After reflecting (i) the sale of 2,102,484 Ordinary Shares offered by us at the public offering price of $6.44 per share, less placement agent fee and estimated offering expenses, and (ii) the issuance of 20,000 Ordinary Shares to our officer pursuant to the Company’s equity incentive plan, our adjusted net tangible book value per our Ordinary Share as of December 31, 2014 would have been $0.19 per share. The change represents an immediate increase in net tangible book value per our Ordinary Share of $0.37 per share to existing stockholders and an immediate dilution of $6.25 per share to new investors purchasing the Ordinary Shares in this offering. The following table illustrates this per share dilution:

Public offering price per share		$6.44
Net tangible book value per share as of December 31, 2014	$(0.19)
Increase per share attributable to existing investors	$0.37
Adjusted net tangible book value per share as of December 31, 2014		$0.18
Dilution per share to new investors		$6.26

Unless specifically stated otherwise, the information in this prospectus supplement excludes:

  619,740 Ordinary Shares reserved for future issuance under our Equity Incentive Plan;

  685,000 Ordinary Shares that the Company has agreed to purchase from its employees at a price of $4.188 per share;

  525,621 Ordinary Shares issuable upon the exercise of Series A Warrants to be issued in this offering, at a per share exercise price of $7.73; and

  1,051,242 Ordinary Shares issuable upon the exercise of Series B Warrants to be issued in this offering, at a per share exercise price of $7.09.

     To the extent that any of these outstanding warrants are exercised, there will be further dilution to new investors.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of December 31, 2014:

  on an actual basis;

  on a pro forma basis to reflect the issuance of 20,000 Ordinary Shares to our officer in March, 2015; and

  on a pro forma as adjusted basis to further reflect the sale of all 2,102,484 Ordinary Shares, Series A Warrants to purchase up to 525,621 Ordinary Shares and Series B Warrants to purchase up to 1,051,242 Ordinary Shares offered hereby and application of net proceeds as described in “Use of Proceeds.”

	As of December 31, 2014
			Pro Forma
	Actual	Pro Forma	As Adjusted
Cash and cash equivalents	$11,189,191	$11,181,191	$23,852,191
Short-term Debt	62,684,843	62,684,843	62,684,843
Long-term Debt	214,630	214,630	214,630
Total Debt	$62,899,473	$62,899,473	$62,899,473
Contingency equity	$1,425,000	$1,425,000	$1,425,000
Stockholders’ equity
Ordinary Shares	335,271	335,471	356,496
Additional paid-in capital	126,862,049	126,933,849	139,575,824
Accumulated deficit	(142,910,476)	(142,982,476)	(142,982,476)
Other	52,866,965	52,866,965	52,866,965
Total shareholders’ equity	$37,153,809	$37,153,809	$49,816,809
Total capitalization	$38,793,439	$38,793,439	$51,456,439

The information above excludes the following:

  619,740 Ordinary Shares reserved for future issuance under our Equity Incentive Plan;

  685,000 Ordinary Shares that the Company has agreed to purchase from its employees at a price of $4.188 per share;

  525,621 Ordinary Shares issuable upon the exercise of Series A Warrants to be issued in this offering, at a per share exercise price of $7.73; and

  1,051,242 Ordinary Shares issuable upon the exercise of Series B Warrants to be issued in this offering, at a per share exercise price of $7.09.

MARKET FOR OUR ORDINARY SHARES

            Our Ordinary Shares are listed on the Nasdaq Global Select Market under the symbol “CNIT”. The following table sets forth on a per share basis the high and low sales prices for consolidated trading in our Ordinary Shares as reported on the Nasdaq Global Select Market for the years, quarters and months indicated. This information reflects the 1-for-2 March 2, 2012 reverse split.

Year Ended	High	Low
December 31, 2010	$14.88	$8.92
December 31, 2011	10.63	1.24
December 31, 2012	1.98	0.71
December 31, 2013	7.40	0.91
December 31, 2014	7.49	3.16

Quarters Ended
March 31, 2013	$1.65	$0.91
June 30, 2013	3.23	0.96
September 30, 2013	7.15	2.42
December 31, 2013	7.40	4.01
March 31, 2014	7.49	3.85
June 30, 2014	5.79	3.86
September 30, 2014	6.70	3.85
December 31, 2014	4.70	3.16
March 31, 2015	4.94	2.91

Months Ended
November 30, 2014	$4.56	$3.74
December 31, 2014	4.70	3.50
January 31, 2015	4.01	3.42
February 28, 2015	3.73	2.91
March 31, 2015	4.94	3.13
April 30, 2015	5.72	4.53

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

            In this offering, we are offering, we are offering a maximum of 2,102,484 Ordinary Shares, Series A Warrants to purchase up to 525,621 Ordinary Shares and Series B Warrants to purchase up to 1,051,242 Ordinary Shares.

Ordinary Shares

            A description of the Ordinary Shares we are offering pursuant to this Prospect Supplement is set forth under the heading “Description of Ordinary Shares” starting on page 4 of the accompanying prospectus.

Warrants

            The material terms and provisions of the Warrants being offered pursuant to this prospectus supplement and being issued to the investors (with some exceptions noted below) are summarized below. The form of warrant will be provided in this offering and will be furnished as an exhibit to a Report on Form 6-K with the SEC in connection with this offering.

            Each Series A Warrant entitles the holder to purchase one Ordinary Share at an exercise price equal to $7.73 per share. Each Series B Warrant entitles the holder to purchase one Ordinary Share at an exercise price equal to $7.09 per share. The Series A Warrants will be exercisable during the period commencing from the date of original issuance and ending on the date that is three years from the date of original issuance, the expiration date of the Series A Warrants. The Series B Warrants will be exercisable during the period commencing from the date of original issuance and ending on the date that is six months from the date of original issuance, the expiration date of the Series B Warrants. The Warrants may be exercised by delivering to the Company, a form of exercise notice, appropriately completed, duly signed and delivered, together with cash payment of the exercise price, if applicable.

            There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply to list the Warrants on any securities exchange. Without an active market, the liquidity of the Warrants will be limited.

            Upon delivery of the excise notice appropriately completed and duly signed and cash payment of the exercise price, if applicable, on and subject to the terms and conditions of the Warrants, we will deliver or cause to be delivered, to or upon the written order of such holder, the number of whole Ordinary Shares to which the holder is entitled, which Ordinary Shares may be delivered in book-entry form. If fewer than all of the Warrants evidenced by a warrant certificate are to be exercised, a new warrant certificate will be issued for the remaining number of Warrants.

            If a registration statement relating to the issuance of the shares underlying the Warrants is not then effective or available, a holder of Warrants may exercise the Warrants on a cashless basis (the “Cashless Exercise”), where the holder receives the net value of the warrant in Ordinary Shares. However, if an effective registration statement is available for the issuance of the Ordinary Shares underlying the Warrants, a holder may only exercise the Warrants through a cashless exercise, as set forth below in the next paragraph. Holders of Warrants will only be able to exercise their Warrants if the Ordinary Shares underlying the warrant are qualified for sale or are at the time exempt from qualification under the applicable securities or blue sky laws of the states in which such holders (or other persons to whom it is proposed that Ordinary Shares be issued on exercise of the Warrants) reside. Ordinary Shares issued pursuant to a cashless exercise would be freely tradable without restriction or further registration under the Securities Act by persons other than our affiliates (within the meaning of Rule 144 under the Securities Act).

            Commencing on the 40th day after the Series B Warrants are issued and continuing through the expiration date of the Series B Warrants, the holder of Series B Warrants may, in its sole discretion, in lieu of making the cash payment and in lieu of making a Cashless Exercise, elect to receive upon such exercise the “net number” of Ordinary Shares and net cash settlement determined to a predefined formula set forth in the Series B Warrants; provided, that if the applicable market price of the Ordinary Shares is less than $4.00 (as adjusted for share splits, share distributions, recapitalizations or similar events) and the Company has previously delivered a Net Cash Settlement Notice (as defined in the Series B Warrants) to the holder that has not been withdrawn, then the Company will pay the holder such amount in cash in addition to such number of Ordinary Shares, in each case according to a formula specified in the Series B Warrants.

            The exercise price and the number and type of securities purchasable upon exercise of Warrants are subject to adjustment upon certain corporate events, including certain combinations, consolidations, liquidations, mergers, recapitalizations, reclassifications, reorganizations, stock dividends and stock splits, a sale of all or substantially all of our assets and certain other events.

            In the event of an extraordinary transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our Ordinary Shares, we or any successor entity will exchange the Warrants for a warrant of the successor entity that is exercisable for a corresponding number of shares or share capital equivalent to the Ordinary Shares acquirable and receivable upon exercise of such Warrants prior to such extraordinary transaction, and with an exercise price that applies the exercise price under such Warrants to such shares or share capital. Notwithstanding the forgoing, in connection with a going private transaction, the Company or any successor entity will, upon a validly delivered request by the holder, purchase the Warrants from the holder by paying the holder cash in an amount equal to the Black Scholes Value (as defined in the Warrants) of the Warrants.

            The Warrants contain anti-dilution protection upon the issuance of any Ordinary Shares, securities convertible into Ordinary Shares or certain other issuances at a price below the then-existing exercise price of the Warrants, with certain exceptions. The terms of the Warrants, including these anti-dilution protections, may make it difficult for us to raise additional capital at prevailing market terms in the future.

            No fractional shares will be issued upon exercise of the Warrants, but rather the number of Ordinary Shares to be issued shall be rounded up to the nearest whole number. Except as set forth in the respective Warrant, the Warrants do not confer upon holders any voting or other rights as stockholders of the Company.

            The exercisability of the Warrants may be limited in certain circumstances if, after giving effect to such exercise, the holder or any of its affiliates would beneficially own (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) more than 4.99% of our Ordinary Shares.

THE HOLDER OF A WARRANT WILL NOT POSSESS ANY RIGHTS AS A SHAREHOLDER UNDER THAT WARRANT UNTIL THE HOLDER EXERCISES THE WARRANT. THE WARRANTS MAY BE TRANSFERRED INDEPENDENT OF THE ORDINARY SHARES WITH WHICH THEY WERE ISSUED, SUBJECT TO APPLICABLE LAWS.

PLAN OF DISTRIBUTION

            FT Global Capital, which we refer to as the placement agent, has agreed to act as the exclusive placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement, dated May 7, 2015. The placement agent is not purchasing or selling any Ordinary Shares or Warrants offered by this prospectus supplement, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of Ordinary Shares or Warrants, but has agreed to use its best efforts to arrange for the sale of all of the Ordinary Shares and Warrants offered hereby.

            We will enter into a securities purchase agreement with the purchasers pursuant to which we will sell to the purchasers 2,102,484 shares of our Ordinary Shares, Series A Warrants to initially purchase up to 525,621 Ordinary Shares, at a price of $7.73 per Ordinary Share, and Series B Warrants to initially purchase up to 1,051,242 Ordinary Shares, at a price of $7.09 per Ordinary Share. We negotiated the price for the securities offered in this offering with the purchasers. The factors considered in determining the price included the recent market price of our Ordinary Shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

            The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. Under these rules and regulations, the placement agent may not: (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

            From time to time in the ordinary course of their respective businesses, the placement agent or its affiliates have in the past or may in the future engage in investment banking and/or other services with us and our affiliates for which it has or may in the future receive customary fees and expenses.

            Under the securities purchase agreement, we will be precluded from engaging in equity or equity-linked securities offerings for a period of 90 days from closing of the offering, subject to certain exceptions.

            In addition, we also agreed with the purchasers that until the one year anniversary from closing of the offering, we will not effect or enter into an agreement to effect a “Variable Rate Transaction,” which means a transaction in which we:

  issue or sell any convertible securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the shares of our c Ordinary Shares at any time after the initial issuance of such convertible securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our Ordinary Shares, other than pursuant to a customary “weighted average” anti-dilution provision; or

  enter into any agreement (including, without limitation, an “equity line of credit”) whereby we may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights).

            We agreed with the purchasers that, subject to certain exceptions, if we issue securities within the 12 months following the closing of this offering, the purchasers shall have the right to purchase 50% of the securities on the same terms, conditions and price provided for in the proposed issuance of securities.

            We also agreed to indemnify the purchasers against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the securities purchase agreement.

Fees

            In exchange for these placement agent services, we have agreed to pay the Placement Agent upon the closing of this offering a cash fee equal to 5% of the aggregate purchase price of the securities sold under this prospectus supplement and accompanying prospectus. Under the Placement Agency Agreement, the Placement Agent is also entitled to additional tail compensation for any financings consummated within the eighteen (18) month period following termination of the Placement Agency Agreement to the extent that such financing is provided to us by investors that the Placement Agent had introduced to us in writing.

            We have agreed to indemnify the Placement Agent and purchasers against liabilities under the Securities Act and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

            Because there is no minimum offering amount in this offering, the actual total placement agent fees are not presently determinable and may be substantially less than the maximum amount set forth above.

            We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees, will be approximately $200,000, which include legal and printing costs and various other fees. At the closing, our transfer agent will credit the Ordinary Shares to the respective accounts of the purchasers. We will mail the Warrants directly to the purchasers at their respective addresses set forth in the Securities Purchase Agreement.

            The foregoing does not purport to be a complete statement of the terms and conditions of the Placement Agency Agreement and the Securities Purchase Agreement. Copies of the each have previously been included, or will be included, as exhibits to our reports on Form 6-K that have been or will be furnished to the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part.

EXPENSES OF ISSUANCE AND DISTRIBUTION

     We estimate that the total expenses of this offering payable by us, excluding the placement agent fees to be paid to FT Global Capital, Inc., will be approximately $200,000 as follows:

Transfer agent fees and expenses	$8,000
Printer fees and expenses	8,000
Legal fees and expenses	170,000
Accounting fees and expenses	5,000
Miscellaneous	9,000
Total	$200,000

LEGAL MATTERS

            The validity of the issuance of the securities offered hereby will be passed upon for us by Maples and Calder, British Virgin Islands counsel. Certain other legal matters will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Washington, D.C. Pillsbury Winthrop Shaw Pittman LLP may rely upon Maples and Calder with respect to matters governed by British Virgin Islands law. Certain legal matters will be passed upon for the Placement Agent by Schiff Hardin LLP, Washington, DC.

EXPERTS

            The consolidated financial statements of our Company as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, have been incorporated by reference in this prospectus supplement and the accompanying prospectus have been audited by the accounting firm of GHP Horwath, P.C., an independent registered public accounting firm, as indicated in their report thereon dated March 31, 2015, which is incorporated by reference herein in reliance upon such firm’s authority as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

            We are “incorporating by reference” specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including filings made on or after the date hereof and until termination of the offering to which this prospectus supplement relates:

  Our Current Report on Form 6-K filed on May 21, 2015
  Our Annual Report on Form 20-F for the fiscal year ended December 31, 2014, filed on March 31, 2015

            Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

            Our filings with the SEC, including our Annual Report on Form 20-F, Current Reports on Form 6-K and amendments to those reports, are available free of charge on our website at www.chinacnit.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

China Information Technology, Inc.
Tiffany Pan
Tel: +86-755-8370-4767
Email: IR@chinacnit.com
Grayling
Shiwei Yin
Investor Relations
Tel: +1.646.284.9474
Email: cnit@grayling.com

            Except for the documents incorporated by reference as noted above, we do not incorporate into this prospectus supplement any of the information included in our website.

WHERE YOU CAN FIND MORE INFORMATION

            We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to our Ordinary Shares and Warrants offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information regarding us and the Ordinary Shares and Warrants offered hereby, please refer to the registration statement and the exhibits filed as part of the registration statement.

            In addition, we file periodic reports with the SEC, including quarterly reports and annual reports, which include our audited financial statements. This registration statement, including exhibits thereto, and all of our periodic reports may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of the registration statement, including the exhibits thereto, and all of our periodic reports after payment of the fees prescribed by the SEC. For additional information regarding the operation of the Public Reference Room, you may call the SEC at 1-800-SEC-0330. The SEC also maintains a website which provides on-line access to reports and other information regarding registrants that file electronically with the SEC at the address: http://www.sec.gov.

PROSPECTUS

$100,000,000

Ordinary Shares
Debt Securities
Warrants
Units

We may offer, issue and sell from time to time our ordinary shares, debt securities, warrants, or units up to $100,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies in one or more issuances. This prospectus provides a general description of offerings of these securities that we may undertake.

Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before you make your investment decision.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Our ordinary shares are listed on the NASDAQ Global Select Market under the symbol “CNIT.” On June 10, 2014, the last reported per share sale price of our ordinary share was $4.20. As of June 10, 2014, the aggregate market value of our outstanding ordinary shares held by non-affiliates was $63,688,590 based on approximately 30,142,557 shares of outstanding ordinary shares, of which approximately 15,163,950 shares were held by non-affiliates. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

You should carefully consider the risk factors beginning on page 2 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 26, 2014

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1

CHINA INFORMATION TECHNOLOGY, INC.	1

RISK FACTORS	2

FORWARD-LOOKING STATEMENTS	2

USE OF PROCEEDS	3

RATIOS OF EARNINGS TO FIXED CHARGES	4

DESCRIPTION OF ORDINARY SHARES	4

DESCRIPTION OF DEBT SECURITIES	6

DESCRIPTION OF WARRANTS	15

DESCRIPTION OF UNITS	16

EXPENSES OF ISSUANCE AND DISTRIBUTION	19

LEGAL MATTERS	19

ENFORCEMENT OF CIVIL LIABILITIES	19

EXPERTS	19

INDEMNIFICATION	19

WHERE YOU CAN FIND MORE INFORMATION	20

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	20

You should rely only on the information incorporated by reference or contained in this prospectus. We have not authorized anyone to provide you with any different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

CHINA INFORMATION TECHNOLOGY, INC.

We are a leading provider of integrated cloud-based solutions including Internet-of-Things, or IoT, public InfoCloud, WeMedia platform, Smart City and other Internet-related services in China. We provide a broad portfolio of software, hardware and fully integrated solutions to customers in a variety of technology sectors including Internet-enabled display technologies, Geographic Information Systems, or GIS, Digital Public Security Technologies, or DPST, Digital Hospital Information Systems, or DHIS, education, media, and consumer products.

We were founded in 1993 and are headquartered in Shenzhen, China. As of December 31, 2013, we had approximately 1,266 employees and 14 sales offices nationwide.

Our traditional customers are mostly public sector entities that use our products and services to improve the service quality and management level and efficiency of public security, traffic control, fire control, medical rescue, border control, and surveying and mapping. Our typical customers include some of the most important governmental departments in China, including the Ministry of Public Security, the public security, fire fighting, traffic and police departments of several provinces, the Shenzhen General Station of Exit and Entry Frontier Inspection, and several provincial personnel, urban planning, civil administration, land resource, and mapping and surveying bureaus. Over the past several years, we have diversified our customer base beyond the public sector. In the future, we expect to continually expand our market and product offerings in the public and other sectors, through geographic expansion and enhancement of our technical capabilities.

We generate revenues through the sale of our software and hardware products and internet-related services, through our fully integrated total solutions, and through the provision of related support services. A significant portion of our operations are conducted through iASPEC Geo Information Technology Co., Ltd., or iASPEC, our variable interest entity. iASPEC is a PRC domestic company owned by Mr. Jianghuai Lin, our Chairman and Chief Executive Officer, who is a PRC citizen and resident. iASPEC is able to obtain governmental licenses that are restricted to PRC entities that have no foreign ownership. These licenses allow iASPEC to perform Police-use Geographic Information Systems, or PGIS, services for PRC governmental customers. Under the Amended and Restated Management Services Agreement among our subsidiary, Information Security Technology (China) Co., Ltd., or IST, iASPEC and Mr. Lin, IST is entitled to receive 95% of the net received profit of iASPEC during the term of the agreement, less costs and expenses related to sales and operations, and accrued but uncollected accounts receivable. In fiscal years 2013, 2012 and 2011, 42.1%, 44.6% and 47.1% of our revenues, respectively, were generated under this exclusive commercial arrangement with iASPEC.

We report financial and operating information in the following two segments:

(1)

Information Technology, or IT, segment — The IT segment includes revenues from products and services surrounding a variety of our software core competencies, currently primarily in GIS, DPST and DHIS. IT segment revenues are generated from the sales of software and system integration services, as well as hardware other than display products.

(2)

Digital Technology, or DT, segment — The DT segment includes revenues from products and services surrounding our display technology core competencies, currently primarily in GIS, DPST, education, media, and consumer products. DT segment revenues are generated from sales of hardware and total solutions of hardware integrated with proprietary software and content, as well as services.

As we are continuing to shift our business towards an internet-focused model, we intend to reallocate and rename our operating segments for financial reporting purposes during 2014.

RISK FACTORS

An investment in our securities involves a high degree of risk. Some of these risks include:

  Our periodic operating results are difficult to predict and could fall below investor expectations or estimates by securities research analysts, which may cause the trading price of our ordinary shares to decline.

  Uncertainties in the PRC legal system may impede our ability to enforce the commercial agreements that we have entered into with iASPEC or any arbitral award thereunder and any inability to enforce these agreements could materially and adversely affect our business and operation.

  Our existing contractual arrangements with iASPEC and its shareholders may be subject to national security review by China’s Ministry of Commerce, and the failure to receive the national security review could have a material adverse effect on our business and operating results.

  Because we are incorporated under the laws of the British Virgins Islands, or BVI, it may be more difficult for our shareholders to protect their rights than it would be for a shareholder of a corporation incorporated in another jurisdiction.

We operate in a highly competitive environment in which there are numerous factors which can influence our business, financial position or results of operations and which can also cause the market value of our ordinary shares to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in our securities, you should carefully consider the risk factors noted above, the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 20-F filed with the SEC, and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus or any applicable prospectus supplement, together with all of the other information contained in this prospectus or any applicable prospectus supplement. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product and service development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws, the rules and regulations of the SEC, stock exchange rules, and other applicable laws, regulations and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the offering to construct and expand our manufacturing facilities and production lines, maintain existing machinery and purchase additional manufacturing equipment for our new production lines, fund research and development efforts for new and existing products, for other general corporate purposes, including potential acquisitions or investments in complimentary businesses, products or technologies, and for general working capital.

We do not currently have any agreements or understandings with third parties to make any material acquisitions of, or investment in, other businesses. Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of consolidated loss (earnings) to fixed charges, calculated in accordance with US. GAAP, for the periods indicated:

	Year Ended December 31,
	2013	2012	2011	2010	2009
(Loss) earnings (A)	$(111,786,756)	$(84,171,436)	$11,661,953	$43,804,848	$34,370,750
Fixed charges(B)	$5,093,141	$4,303,529	$2,631,216	$1,412,948	$118,020
Ratio of (loss) earnings over fixed charge: A/B	(21.9)	(19.6)	4.4	31.0	291.2
Deficiency	$116,879,897	$88,474,965	$—	$—	$—

We have computed the ratio of earnings to combined fixed charges set forth above by dividing earnings from continuing operations by fixed charges. For the purpose of determining the ratios, earnings include pre-tax income from continuing operations, extraordinary charges and changes in accounting principles plus fixed charges (excluding capitalized interest). Fixed charges consist of the sum of interest on all indebtedness (including capitalized interest), interest expense on deposits, as applicable, and interest within rental expense, which is estimated to be one-third of rental expense. As of the date of this prospectus, we do not have any preferred shares issued and outstanding and have not declared or paid any dividends on preferred shares for the periods set forth above.

DESCRIPTION OF ORDINARY SHARES

The Company is authorized to issue 100,000,000 ordinary shares of a nominal or par value of $0.01 each. The ordinary shares may be issued from time to time at the discretion of the Board of Directors without shareholder approval. The Board of Directors of the Company is authorized to issue these shares in different classes and series and, with respect to each class or series, to determine the designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the ordinary shares, at such times and on such other terms as they think proper.

As of June 10, 2014, there were 30,142,557 shares outstanding, all of which were fully paid.

Register of Members

Under BVI law, a share in a BVI company is duly issued only when the name of the shareholder is entered in the register of members of a company, and the register of members is by statute regarded as prima facie evidence of the shareholders of a company. A person becomes a shareholder of a BVI company, and is therefore able to benefit from the rights attaching to such shares, only on the date that such person is entered on the register of members.

Rights and Obligations of Shareholders

Dividends. Subject to the BVI Business Companies Act, 2004 (as amended), or the BVI Act, the directors may, by resolution of directors, authorize a distribution (including a dividend) by us to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately after the distribution, the value of our assets exceeds our liabilities and we are able to pay our debts as they fall due. Any distribution payable in respect of a share which has remained unclaimed for three years from the date when it became due for payment shall, if the board of the directors so resolves, be forfeited and cease to remain owing by us. The directors may, before authorizing any distribution, set aside out of our profits such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select. The holder of each ordinary share has the right to an equal share in any distribution paid by us.

Voting Rights. Each ordinary share confers on the shareholder the right to one vote at a meeting of the shareholders or on any resolution of shareholders on all matters before our shareholders.

Winding Up. The holder of each ordinary share is entitled to an equal share in the distribution of the surplus assets of us on a winding up.

Redemption. The directors may, on behalf of the Company, purchase, redeem or otherwise acquire any of our own shares for such consideration as the directors consider fit, and either cancel or hold such shares as treasury shares. Shares may be purchased or otherwise acquired in exchange for newly issued shares. The directors shall not, unless permitted pursuant to the BVI Act, purchase, redeem or otherwise acquire any of our own shares unless immediately after such purchase, redemption or other acquisition, the value of our assets exceeds our liabilities and we are able to pay our debts as they fall due.

Changes in Rights of Shareholders

Under our memorandum and articles of association, if at any time the shares which we are authorized to issue are divided into different classes of shares, the rights attaching to any class may only be changed by a consent in writing of the holders of a majority of the issued shares of that class or with the sanction of a resolution passed by the holders of at least a majority of the shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of the class. At such a separate general meeting, the quorum shall be at least one person holding or representing by proxy a majority of the issued shares of the class.

Meetings

Under the BVI Act, there is no requirement for an annual meeting of shareholders. Under our articles of association, we are required to hold an annual meeting of shareholders at the time designated by the Board of Directors. Our annual shareholders’ meetings may be held in such place within or outside the BVI as our Board of Directors considers appropriate.

Our Board of Directors shall call a shareholders’ meeting if requested in writing to do so by shareholders entitled to exercise at least 10% of the voting rights in respect of the matter for which the meeting is being requested.

Our Board of Directors shall give not less than 10 days and not more than 60 days prior written notice of a shareholders’ meeting to those persons whose names on, either (a) the date the notice is given or (b) on a date fixed by the directors as the record date (which must be a date that is not less than 10 days nor more than 60 days prior to the meeting), appear as shareholders in our register and are entitled to vote at the meeting. The inadvertent failure of the directors to give notice of a meeting to a shareholder, or the fact that a shareholder has not received notice, does not invalidate the meeting.

Our articles of association provide that a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are shareholders present in person or by proxy representing not less than a majority of the votes of the shares or class or series of shares entitled to vote on resolutions of shareholders to be considered at the meeting. A shareholder may be represented at a meeting of shareholders by a proxy (who need not be a shareholder) who may speak and vote on behalf of the shareholder. A written instrument giving the proxy such authority must be produced at the place appointed for such purpose. A shareholder shall be deemed to be present at the meeting if he participates by telephone or other electronic means and all shareholders participating in the meeting are able to hear each other.

Holders of our ordinary shares are entitled to one vote for each share held of record on all matters at all meetings of shareholders, except at a meeting where holders of a particular class or series of shares are entitled to vote separately. Our shareholders have no cumulative voting rights. Our shareholders take action by a majority of votes cast, unless otherwise provided by the BVI Act or our memorandum and articles of association.

Limitations on Ownership of Securities

There are no limitations on the right of non-residents or foreign persons to own our securities imposed by BVI law or by our memorandum and articles of association.

Change in Control of Company

Our Board of Directors is authorized to issue our ordinary shares in different classes and series and, with respect to each class or series, to determine the designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the ordinary shares, at such times and on such other terms as they think proper. Such power could be used in a manner that would delay, defer or prevent a change of control of our Company.

Ownership Threshold

There are no provisions governing the ownership threshold above which shareholder ownership must be disclosed imposed by BVI law or by our memorandum and articles of association.

Changes in Capital

Subject to the provisions of our amended and restated memorandum and articles of association, the BVI Act and the rules of NASDAQ, our unissued shares shall be at the disposal of the directors who may, without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of the shares to such persons, at such times and upon such terms and conditions as we may by resolution of directors determine.

Subject to the provisions of the amended and restated memorandum of association relating to changes in the rights of shareholders and the powers of directors in relation to shareholders, we may, by a resolution of members, amend our memorandum of association to increase or decrease the number of ordinary shares authorized to be issued.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities that we may issue. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

We may issue, from time to time, debt securities, in one or more series, that will consist of senior debt, senior subordinated debt or subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. The debt securities that we may offer will be issued under an indenture between us and an entity, identified in the applicable prospectus supplement, as trustee. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. We may, without the consent of the holders of any series, increase the principal amount of securities in that series in the future, on the same terms and conditions and with the same CUSIP numbers as that series.

Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount”, or OID, for U.S. federal income tax purposes because of interest payment and other characteristics. Material U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

  the title and authorized denominations of the series of debt securities;

  any limit on the aggregate principal amount of the series of debt securities;

  whether such debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

  whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

  the price or prices at which the debt securities will be issued;

  the date or dates on which principal is payable;

  the place or places where and the manner in which principal, premium or interest, if any, will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

  interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

  the right, if any, to extend the interest payment periods and the duration of the extensions;

  our rights or obligations to redeem or purchase the debt securities;

  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

  the currency or currencies of payment of principal or interest;

  the terms applicable to any debt securities issued at a discount from their stated principal amount;

  the terms, if any, under which any debt securities will rank junior to any of our other debt;

  whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

  the provisions, if any, relating to any collateral provided for the debt securities;

  if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

  the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

  the nature and terms of any security for any secured debt securities; and

  any other specific terms of any debt securities.

The applicable prospectus supplement will present material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Senior Debt Securities

Payment of the principal of, premium and interest, if any, on senior debt securities will rank on a parity with all of our other secured/unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities and any credit facility. We will state in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our senior debt securities and senior subordinated debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities being registered in this registration statement, including, for example, shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

  the conversion or exchange price;

  the conversion or exchange period;

  provisions regarding the ability of us or the holder to convert or exchange the debt securities;

  events requiring adjustment to the conversion or exchange price; and

  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The term “Event of Default,” when used in the indenture, unless otherwise indicated, means any of the following:

  failure to pay interest for 30 days after the date payment is due and payable;

  failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

  failure to make sinking fund payments when due;

  failure to perform other covenants for 60 days after notice that performance was required;

  events in bankruptcy, insolvency or reorganization relating to us; or

  any other Event of Default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default with respect to any series of senior debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of senior debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of senior debt securities of equal ranking (or, if any of such senior debt securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of such equal ranking and not the holders of the debt securities of any one of such series of senior debt securities.

If an Event of Default with respect to any series of subordinated securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of subordinated securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of subordinated securities of equal ranking (or, if any of such subordinated securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of equal ranking and not the holders of the debt securities of any one of such series of subordinated securities. The holders of not less than a majority in aggregate principal amount of the debt securities of all affected series of equal ranking may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization of us occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

  the holder has previously given to the trustee written notice of default and continuance of such default;

  the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series of equal ranking have requested that the trustee institute the action;

  the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

  the trustee has not instituted the action within 60 days of the request; and

  the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series of equal ranking.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities or in unregistered form with or without coupons. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

  by the depositary for such registered global security to its nominee;

  by a nominee of the depositary to the depositary or another nominee of the depositary; or

  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for registered debt securities:

  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

  any dealers, underwriters, or agents participating in the distribution of the debt securities represented by a registered global security will designate the accounts to be credited; and

  ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

  will not be entitled to have the debt securities represented by a registered global security registered in their names;

  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

  will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within sixty (60) days. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium and interest, if any, on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

  we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium and interest, if any, on all outstanding debt securities of the series;

  we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium and interest, if any, payments on the series of debt securities; and

  in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium and interest, if any, on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on such date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

  secure any debt securities and provide the terms and conditions for the release or substitution of the security;

  evidence the assumption by a successor corporation of our obligations;

  add covenants for the protection of the holders of debt securities;

  add any additional events of default;

  cure any ambiguity or correct any inconsistency or defect in the indenture;

  add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

  establish the forms or terms of debt securities of any series;

  eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;

  evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

  make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of Subordinated Securities of equal ranking, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

  extend the final maturity of any debt security;

  reduce the principal amount or premium, if any;

  reduce the rate or extend the time of payment of interest;

  reduce any amount payable on redemption or impair or affect any right of redemption at the option of the holder of the debt security;

  change the currency in which the principal, premium or interest, if any, is payable;

  reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

  alter provisions of the relevant indenture relating to the debt securities not denominated in U.S. dollars;

  impair the right to institute suit for the enforcement of any payment on any debt security when due;

  if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

  reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any and all affected series of equal ranking, by notice to the relevant trustee, may on behalf of the holders of the debt securities of any and all such series of equal ranking waive any default and its consequences under the indenture except:

  a continuing default in the payment of interest on, premium, if any, or principal of, any such debt security held by a non-consenting holder; or

  a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture.

Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium and interest, if any, on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any and all affected series of debt securities of equal ranking then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the direction:

  would not conflict with any rule of law or with the relevant indenture;

  would not be unduly prejudicial to the rights of another holder of the debt securities; and

  would not involve any trustee in personal liability.

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of ordinary shares and/or debt securities in one or more series. We may issue warrants independently or together with ordinary shares and/or debt securities, and the warrants may be attached to or traded separate and apart from these securities. Each series of warrants will be issued under a warrant agreement all as set forth in the prospectus supplement. A copy of the form of warrant agreement, including any form of warrant certificates representing the warrants, reflecting the provisions to be included in the warrant agreements and/or warrant certificates that will be entered into with respect to particular offerings of warrants, will be furnished to the SEC as an exhibit to a Form 6-K to be incorporated into the registration statement of which this prospectus constitutes a part prior to the issuance of any warrants.

The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

  the offering price or prices;

  the aggregate amount of securities that may be purchased upon exercise of such warrants and minimum number of warrants that are exercisable;

  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

  the date on and after which such warrants and the related securities, if any, will be transferable separately;

  the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

  any material risk factors, if any, relating to such warrants;

  the identity of any warrant agent;

  and any other terms of such warrants (which shall not be inconsistent with the provisions of the warrant agreement).

Each warrant will entitle the holder to purchase a principal amount of ordinary shares and/or debt securities at an exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to those warrants. Warrants may be exercised at the times set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the Company or its warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or ordinary shares purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed, duly executed and properly delivered as indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or ordinary shares purchasable upon such exercise. If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on the securities purchasable upon such exercise, statutory appraisal rights or the right to vote such underlying securities.

Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

  directly to investors, including through a specific bidding, auction or other process;

  to investors through agents;

  directly to agents;

  to or through brokers or dealers;

  to the public through underwriting syndicates led by one or more managing underwriters;

  to one or more underwriters acting alone for resale to investors or to the public; and

  through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

  the names and addresses of any underwriters, dealers or agents;

  to the extent known to the Company, any major shareholders, directors or members of the Company’s management, supervisory or administrative bodies that intend to subscribe in the offering;

  any person that intends to subscribe for more than 5% of the offering;

  any group of targeted potential investors to whom the securities are offered;

  any tranche that has been or is being reserved for the offering in which the offering is being made simultaneously in the markets of two or more countries;

  details of any preferential allocation arrangements where securities are reserved for allocation to any group of targeted investors, including offerings to existing shareholders, directors, or our employees and past employees;

  the purchase price of the securities and the proceeds to us from the sale;

  the amount of securities being underwritten by each underwriter;

  any over-allotment options under which underwriters may purchase additional securities from us;

  any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

  any public offering price;

  any discounts or concessions allowed or reallowed or paid to dealers; and

  any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than ordinary shares, which are listed on the NASDAQ Stock Market. Any ordinary shares sold pursuant to a prospectus supplement will be listed on the NASDAQ Stock Market, subject to official notice of issuance. We may elect to list any series of debt securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

In compliance with FINRA guidelines, the aggregate maximum fees or other items of value to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. We will bear all of the expenses shown below.

Securities and Exchange Commission registration fee		$12,880
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*
Total	$	*

*The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time.

LEGAL MATTERS

Certain legal matters under BVI law will be passed upon for us by Maples and Calder, Sea Meadow House, PO Box 173, Road Town, Tortola, VG1110, British Virgin Islands. Certain legal matters under United States law will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, 2300 N Street, NW, Washington, D.C. 20037-1122.

ENFORCEMENT OF CIVIL LIABILITIES

China Information Technology, Inc. is a BVI company and our principal executive offices are located in China. A majority of our directors and officers reside outside the United States. In addition, almost all of our assets and the assets of our directors and officers are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in the United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws. Furthermore, it is uncertain whether the courts of the BVI would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.

EXPERTS

The consolidated financial statements of China Information Technology, Inc. as of December 31, 2013 and 2012 and for the years ended December 31, 2013, 2012 and 2011 included in our Annual Report on Form 20-F for the year ended December 31, 2013 and incorporated by reference herein and in the registration statement, have been audited by GHP Horwath, P.C., an independent registered public accounting firm, as set forth in their report thereon, and incorporated by reference elsewhere herein. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as expert in auditing and accounting.

The offices of GHP Horwath, P.C. are located at 1670 Broadway, Suite 3000, Denver, Colorado 80202.

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our amended and restated memorandum and articles of association, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities offered in this offering. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the securities offered in this offering, we refer you to the registration statement and to the attached exhibits. With respect to each such document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matters involved.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our ordinary shares. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms.

Additionally, we make these filings available, free of charge, on our website at www.chinacnit.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

  The Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2013, filed with the Commission on April 15, 2014; and

  The description of the Company’s Ordinary Shares contained in the Form 8-K12B, filed with the Commission on October 31, 2012, and any further amendment or report filed hereafter for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to: China Information Technology, Inc., 21st Floor, Everbright Bank Building, Zhuzilin, Futian District, Shenzhen, Guangdong 518040, People’s Republic of China, telephone number (+86) 755 -8370-8333.

2,102,484 Ordinary Shares
Series A Warrants to Purchase up to 525,621 Ordinary Shares
525,621 Ordinary Shares Issuable upon Exercise of the Series A Warrants
Series B Warrants to Purchase up to 1,051,242 Ordinary Shares
1,051,242 Ordinary Shares Issuable upon Exercise of the Series B Warrants

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PROSPECTUS
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FT GLOBAL CAPITAL, INC.

May 21, 2015